Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GEMSTAR –TV GUIDE INTERNATIONAL, INC.

                GEMSTAR-TV GUIDE INTERNATIONAL, INC., organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

                1.        The name of the corporation (the “Corporation”) is GEMSTAR-TV GUIDE INTERNATIONAL, INC.

                2.        The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2000 under the name “Gemstar International Group Limited.” Such Certificate of Incorporation was amended on May 12, 2003. A Certificate of Ownership and Merger, changing its name from “Gemstar International Group Limited” to “Gemstar-TV Guide International, Inc.” was filed on July 12, 2000 (the “Certificate of Incorporation”).

                3.        This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), which restates, integrates and amends the Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”). The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

                The name of the Corporation is Gemstar-TV Guide International, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

               The location of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

                The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

AUTHORIZED STOCK

                The total number of shares of capital stock that the Corporation shall have authority to issue is two billion five hundred million (2,500,000,000) shares, divided into the following classes: two billion three hundred fifty million (2,350,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) and one hundred fifty million (150,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”), of which (i) 25,000,000 shares have been designated Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), having the rights, preferences, privileges and restrictions set forth in Article XI of this Certificate, and (ii) the balance will be issuable in series as provided in Section B of this Article IV.

SECTION A

COMMON STOCK

                Each share of the Common Stock shall have the same relative rights and shall be identical in all respects to all other shares of Common Stock.

                1.       Voting Rights.

                Holders of Common Stock shall be entitled to one vote for each share of such stock held on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in Article XI or in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of outstanding shares of Common Stock and the holders of outstanding shares of each series of Preferred Stock, if any, entitled to vote thereon shall vote as one class with respect to the general election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Common Stock or any such series of Preferred Stock shall be required for the approval of any such matter.

                2.       Dividends.

                Dividends shall be payable only as and when declared by the Board of Directors out of any assets legally available for the payment of dividends.

                3.       Liquidation and Dissolution.

                In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

SECTION B

PREFERRED STOCK

                The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors (a “Preferred Stock Designation”). Without limiting the foregoing, the Board of Directors, in such Preferred Stock Designation (a copy of which shall be filed as required by law), is also expressly authorized to fix with respect to each series:

(i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

(ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative, and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

(iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

(iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or another entity, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(v) the voting rights, if any, full or limited of the holders of a particular series; and

(vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

                All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights, except as may be required by the laws of the State of Delaware.

                Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall resume the status of authorized and unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

                The governing body of the Corporation shall be a Board of Directors. The number of directors shall not be less than three (3) and the exact number of directors shall be determined from time to time by action taken by the affirmative vote of not less than a majority of the total number of members of the Board of Directors then authorized. No series of Preferred Stock shall be entitled to elect any additional directors, although the terms of any series of Preferred Stock may provide that the shares of such series are entitled to vote in elections of directors.

SECTION B

TERM OF OFFICE

                Beginning with the annual meeting of stockholders held in 2005, the Board of Directors shall be elected annually at each annual meeting of stockholders of the Corporation. The directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

SECTION C

ELECTION AND REMOVAL OF DIRECTORS

                Election of directors need not be by written ballot. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors in accordance with the By-laws of the Corporation, shall be given to the Corporation in the manner provided in the By-laws of the Corporation. Directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (defined below), voting together as a single class at a meeting specifically called for such purpose. The term “Voting Securities” shall mean the Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled as shall be specified in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

                1.       Limitation on Liability.

                To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

                2.       Indemnification.

                          (a)       Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person (other than compulsory counterclaims) only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                          (b)       Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                          (c)       Claims. If a claim for indemnification or prepayment of expenses under this paragraph 2 is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or prepayment of expenses under applicable law.

                          (d)       Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                          (e)       Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

                3.       Amendment or Repeal.

                Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act of omission occurring prior to the time of such repeal or modification.

SECTION F

AMENDMENT OF BY-LAWS

                In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than a majority of the total number of members of the Board of Directors then authorized, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the By-laws of this Corporation, including any provision of the By-laws adopted by the affirmative vote of the Corporation’s stockholders.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

                Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

ARTICLE VII

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

                Subject to the rights of the holders of any class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

                (a)        the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein other than an amendment solely for the purpose of changing the name of the Corporation;

                (b)        the adoption, amendment or repeal of any provision of the By-laws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the By-laws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

                (c)        the merger or consolidation of this Corporation with or into any other person or any binding share exchange to which this Corporation is a party, other than a merger of a subsidiary of this Corporation with and into this Corporation effected in accordance with Section 253 of the Delaware General Corporation Law solely for the purpose of changing the name of this Corporation (it being understood that this clause (c) shall not apply to any transactions specified in that certain Agreement and Plan of Merger dated as of October 4, 1999 by and among this Corporation, G Acquisition Subsidiary Corp. and TVG, as such agreement may be amended from time to time (the “Merger Agreement”), including, as contemplated thereby, the issuance of shares of the Corporation’s

Common Stock in connection with the merger of G Acquisition Subsidiary Corp. with and into TVG (the “Merger”));

                (d)        the sale, lease, exchange or other disposition in one transaction or a series of related transactions of all or a substantial part of the assets of the Corporation and its subsidiaries;

                (e)     the dissolution, liquidation or winding up of the Corporation; or

                (f)     any other matter (other than the election of directors, the adoption or amendment of any stock option, stock appreciation rights or other stock incentive plan for the Corporation or its subsidiaries and any transactions contemplated by the Merger Agreement including, as contemplated thereby, the issuance of shares of the Corporation’s Common Stock in connection with the Merger) required to be submitted to stockholders for approval by the laws of the State of Delaware or by the rules of the national securities exchange or national securities association on which the Common Stock is listed or quoted.

                All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate arc granted subject to the provisions of this Article VII.

ARTICLE VIII

TERM

                The term of existence of this Corporation shall be perpetual.

ARTICLE IX

STOCK NOT ASSESSABLE

                The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

ARTICLE X

SECTION 203

                The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XI

RIGHTS AND PREFERENCES OF

SERIES A JUNIOR PREFERRED STOCK

SECTION A

DIVIDENDS AND DISTRIBUTIONS

                1.     Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the Corporation’s Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                2.     The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                3.     Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION B

VOTING RIGHTS

                The holders of shares of Series A Preferred Stock shall have the following voting rights:

                1.     Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                2.     Except as otherwise provided herein, in any other amendment to this Certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the Corporation’s stockholders.

                3.     Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION C

CERTAIN RESTRICTIONS

                1.     Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section A are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                2.     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section C, purchase or otherwise acquire such shares at such time and in such manner.

SECTION D

REACQUIRED SHARES

                Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.

SECTION E

LIQUIDATION, DISSOLUTION OR WINDING UP

                Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION F

CONSOLIDATION, MERGER, ETC.

                In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION G

NO REDEMPTION

                The shares of Series A Preferred Stock shall not be redeemable.

SECTION H

RANK

                The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

SECTION I

AMENDMENT OF ARTICLE

                This Article shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                This Amended and Restated Certificate of Incorporation shall become effective upon filing pursuant to the Delaware General Corporation Law.

                IN WITNESS WHEREOF, I, Stephen H. Kay, Executive Vice President, General Counsel and Secretary, have executed this Amended and Restated Certificate of Incorporation as of June 2, 2005, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Amended and Restated Certificate of Incorporation are true.

/s/ Stephen H. Kay —————————————— Name: Stephen H. Kay Title: Executive Vice President, General Counsel and Secretary